Exhibit 10.2

STOCK OPTION AWARD AGREEMENT

International Terms and Conditions

For Non-US Optionees

Fossil, Inc., a Delaware corporation (the “Company”) has adopted the Fossil, Inc. 2008 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) effective as of the Effective Date (as defined in the Long-Term Incentive Plan) with the objective of retaining key executives and other selected employees and of rewarding them for making major contributions to the success of the Company and its Subsidiaries (as defined in the Long-Term Incentive Plan).

The Long-Term Incentive Plan provides that an employee of the Company or its Subsidiaries (the “Optionee”) may be granted an Award (as defined in the Long-Term Incentive Plan), which may consist of right to purchase a specified number of shares of common stock, par value $.01 per share (“Common Stock”), of the Company at a specified price.

In consideration of the premises, the terms and conditions set forth herein, the terms of the Stock Option Award Letter Agreement (the “Award Letter”) between the Company and Optionee, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Grant of Award.  Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee an Award consisting of U.S. non-statutory options (the “Options”) to purchase an aggregate of up to but not exceeding the number of shares of Common Stock (the “Option Shares”) from the Company and at a price per share as set forth in the Award Letter, such number of shares and such price per share being subject to adjustment from time to time as provided in Articles 12-14 of the Long-Term Incentive Plan.

The grant of this Award to the Optionee shall not confer any right to such Optionee (or any other Optionee) to be granted any Option or Award in the future under the Long-Term Incentive Plan, even if options have been granted in the past.

2.             Option Period and Vesting.  The Options granted pursuant to this agreement, together with the attached Appendix A (the “Agreement”) may be exercised by the Optionee at any time during the ten-year period beginning on the Grant Date specified in the Award Letter (“Option Period”), subject to the limitation that such Options shall vest and become exercisable in accordance with the Vesting Schedule set forth in the Award Letter (it being understood that the right to purchase the Option Shares shall be cumulative, so that the Optionee may purchase on or after any anniversary and during the remainder of the Option Period that number of Option Shares which the Optionee was entitled to purchase but did not purchase during any preceding period or periods).

Notwithstanding the Vesting Schedule set forth in the Award Letter: (i) the Committee may in its discretion at any time accelerate the vesting of the Options; and (ii) all of the Options granted hereunder shall vest upon a Change in Control of the Company.

3.             Method of Exercise.  The Options granted pursuant to this Agreement may be exercised by the Optionee by giving written notice of exercise to the Secretary of the Company which notice shall (i) state the number of Option Shares with respect to which such Options are being exercised and (ii) be accompanied by a check, cash or money order payable to the Company in the full amount of the exercise price for such Options or, by means of a cashless exercise procedure through the use of a brokerage arrangement approved by the Company (or any combination of cash, check, money order or cashless exercise procedure).  As promptly as practicable following the receipt of such written notification and payment, the Company shall electronically register one share of Common Stock in the Optionee’s name for each Option Share with respect to which the Options have been exercised.

4.             Tax Withholding.  Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Optionee’s responsibility and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

Prior to exercise of the Option, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items withholding obligations of the Company and/or the Employer.  In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from his or her wages or other cash compensation paid to Optionee by the Company and/or the Employer.  Alternatively, or in addition thereto, the Company may withhold Tax-Related Items from all or any portion of such Options by withholding a portion of the Option Shares or selling or arranging for the sale of Option Shares having a Fair Market Value on the date of exercise, as determined in accordance with Section 2.17 of the Long Term Incentive Plan, equal to the amount required to be withheld or paid.  If the Optionee is subject to the short swing profits recapture provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may impose such additional restrictions as may be necessary to ensure that the satisfaction of withholding requirements by the withholding of a portion of the Option Shares shall be exempt from the short swing profits recapture provisions of Section 16(b) of the Exchange Act.  If the Company withholds in Option Shares, the Company will withhold the amount of shares of Common Stock necessary to satisfy the minimum withholding amount.  Finally, Optionee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Long-Term Incentive Plan or Optionee’s purchase of shares of Common Stock that cannot be satisfied by the means previously described.  The Company may refuse to honor the exercise and refuse to deliver the shares of Common Stock if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

5.             Nature of Grant.  In accepting the grant, Optionee acknowledges that:

(a)           the Long-Term Incentive Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Long-Term Incentive Plan and this Agreement;

(b)           the grant of the Option is voluntary and occasional;

(c)           all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)           the Optionee’s participation in the Long-Term Incentive Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time with or without cause;

(e)           the Optionee is voluntarily participating in the Long-Term Incentive Plan;

(f)            the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment contract, if any;

(g)           the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)           in the event that Optionee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company;

(i)            the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(j)            if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(k)           if Optionee exercises his or her Option and obtain shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the exercise price; and

(l)            in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or shares of Common Stock purchased through exercise of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee will be deemed irrevocably to have waived his or her entitlement to pursue such claim.

6.            Data Privacy.   Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Long-Term Incentive Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Long-Term Incentive Plan (“Data”).  Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Long-Term Incentive Plan, that these recipients may be located in Optionee’s country or elsewhere, and that the recipients’

country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country.  Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative.  Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the Long-Term Incentive Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any shares of stock acquired upon exercise of the Option.  Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Long-Term Incentive Plan.  Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative.  Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Long-Term Incentive Plan.  For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

7.             Termination in Event of Nonemployment.  In the event that the Optionee ceases to be actively employed by the Company or any of its Subsidiaries (whether or not in breach of local labor laws) during the Option Period for any reason other than death, the Options granted pursuant to this Agreement shall terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment does not include a period of “garden leave” or a similar period pursuant to local law), except to the extent that the Options are exercisable on the date the Optionee ceases to be so employed.  To the extent that such Options are exercisable on the date that the Optionee ceases to be actively employed by the Company or any of its Subsidiaries for any reason other than death, such Options may be exercised by the Optionee during the three month period beginning on such date but shall terminate and be of no further force or effect at the end of such three-month period.

8.             Acceleration in Event of Death.  In the event that the Optionee ceases to be employed by the Company or any of its Subsidiaries during the Option Period by reason of death at a time when the Options granted pursuant hereto are still in force and unexpired, such unmatured Options shall be accelerated.  Such acceleration shall be effective as of the date of death of the Optionee, and each Option so accelerated may be exercised by the person or persons to whom the Optionee’s rights shall pass pursuant to Section 16.7 of the Long-Term Incentive Plan during the 12-month period beginning on such date but shall terminate at the end of such period.

9.             Assignability.  The Options granted pursuant hereto shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution.  No assignment of the Options herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

10.           No Stockholder Rights and No Stock Certificates.  The Optionee shall have no rights as a stockholder of the Company with respect to the Option Shares unless and until such Option Shares shall have been electronically registered by the Company in the Optionee’s name.  Until such time, the Optionee shall not be entitled to dividends or distributions in respect of any Option Shares or to vote such shares on any matter submitted to the stockholders of the Company.  In addition, except as to adjustments that may from time to time be made by the Committee in accordance with the Long Term Incentive Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any Option Shares for which the record date for such payment, distribution or grant is prior to the date upon which such Option Shares shall have been electronically registered by the Company in the Optionee’s name.

No stock certificate or certificates shall be issued with respect to any Option Shares unless, the Optionee requests delivery of the certificate or certificates by submitting a written request to the General Counsel requesting deliver of the certificates.  The Company shall deliver the certificates requested by the Optionee to the Optionee as soon as administratively practicable following the Company’s receipt of such request.

11.           Administration.  The Committee shall have the power to interpret the Long-Term Incentive Plan, the Notice of Grant and this Award, and to adopt such rules for the administration, interpretation, and application of the Long-Term Incentive Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Long-Term Incentive Plan or this Award.

12.           Restrictions and Related Representations.  Upon the acquisition of any Option Shares pursuant to the exercise of the Options granted pursuant hereto, the Optionee may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with this Agreement.  In addition, to the extent a certificate or certificates representing any Option Shares purchased upon the exercise of the Options are issued, the certificate or certificates will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

13.           Notices and Electronic Delivery.  Any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail unless the Company, in its sole discretion, decides to deliver any documents related to the Option or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  All notices of the exercise by the Optionee of the Options granted pursuant hereto shall be directed to Fossil, Inc., Attention: Secretary, at the Company’s then current address unless the Company directs Optionee otherwise. Any notice given by the Company to the Optionee directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder.  The Company shall be under no obligation whatsoever to advise or notify the Optionee of the existence, maturity or termination of any rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Long Term Incentive Plan which may affect any of the Optionee’s rights or privileges hereunder.

14.           Scope of Certain Terms.  Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award may be assigned in accordance with the provisions of Paragraph 9 of this Agreement, the term “Optionee” shall be deemed to include such person or persons.  The term “Long-Term Incentive Plan” as used herein shall be deemed to include the Long-Term Incentive Plan and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Section 3.3 of such Plan.

15.           General Restrictions.  This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

16.  Adjustments for Changes in Capitalization.  The number of shares subject to this Award and the price per share set forth in the Award Letter shall be subject to adjustment in accordance with the provisions of Articles 12-14 of the Long-Term Incentive Plan.

17.  Precondition of Legality.  Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Options granted pursuant hereto, and that the Company will not be obligated to issue any Option Shares pursuant to this Agreement, if the exercise of the Options or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or transaction quotation system.

18.  Governing Law.  The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, as provided in the Plan.

19.   No Right of Employment. Neither the granting of this Option, the exercise of any part hereof, nor any provision of the Long-Term Incentive Plan or this Award shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Subsidiary to employ the Optionee for any specified period.

20.  Amendment.  This Award may be amended only by a writing executed by the Company and the Optionee which specifically states that it is amending this Award.  Notwithstanding the foregoing, this Award may be amended solely by the Committee by a writing which specifically states that it is amending this Award, so long as a copy of such amendment is delivered to the Optionee, and provided that no such amendment adversely affecting the rights of the Optionee hereunder may be made without the Optionee’s written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Optionee, the provisions of the Option or this Award in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Option which are then subject to restrictions as provided herein.

21.  Incorporation of Long-Term Incentive Plan.  This Agreement is subject to the Long-Term Incentive Plan, a copy of which has been furnished to the Optionee and for which the Optionee acknowledges receipt.  The terms and provisions of the Long-Term Incentive Plan are incorporated by reference herein. In the event of a conflict between any term or provision contained here in and a term or provision of the Long-Term Incentive Plan, the applicable terms and provisions of the Long-Term Incentive Plan shall govern and prevail.

22.  Language.  If the Optionee has received this Agreement or any other document related to the Long-Term Incentive Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

23.  Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24.  Construction.  The Option is being granted pursuant to Article 6 of the Long-Term Incentive Plan and are subject to the terms of the Long-Term Incentive Plan.  A copy of the Long-Term Incentive Plan has been given to the Optionee, and additional copies of the Long-Term Incentive Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Award violates or is inconsistent with an express provision of the Long-Term Incentive Plan, the Long-Term Incentive Plan provision shall govern and any inconsistent provision in this Award shall be of no force or effect.

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